UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50552 (Commission File Number)	80-0076779 (IRS Employer Identification No.)

28405 Van Dyke Avenue
Warren, MI 48093
(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

6985 Miller Road
Warren, Michigan 48092
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Fourth Amendment to Credit Agreement
Press Release dated December 30, 2004

Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2004, Asset Acceptance Capital Corp. entered into an amendment of its existing $100.0 million revolving credit facility by entering into a Fourth Amendment to Credit Agreement, to be effective as of December 2, 2004, by and among Asset Acceptance, LLC, Financial Credit, LLC, CFC Financial, LLC, Consumer Credit, LLC and RX Acquisitions, LLC, and JP Morgan Chase Bank, N.A., Standard Federal Bank, N.A., National City Bank of the Midwest, Fifth Third Bank, Eastern Michigan and Comerica Bank. Pursuant to the terms of the Fourth Amendment, the termination date of the credit facility was extended from May 31, 2007 to May 31, 2008. As amended, the Credit Agreement includes a new pricing matrix which provides for reduced pricing at each level of the Registrant’s performance and an accordion loan feature which will allow the Registrant to request a $20.0 million increase in the credit facility. As of December 27, 2004, there were no amounts outstanding under the credit facility.

Item 9.01. Financial Statements and Exhibits.

                 Exhibits.

Exhibit Number

10.23	Fourth Amendment to Credit Agreement

99	Press Release dated December 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2004	ASSET ACCEPTANCE CAPITAL CORP.
/s/ Nathaniel F. Bradley IV
By: Nathaniel F. Bradley IV
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.23	Fourth Amendment to Credit Agreement

99	Press Release dated December 30, 2004